Bret Van Earp
                         Attorney at Law
                 Suite 1800, 100 Congress Avenue
                      Austin, Texas  78701
                         August 21, 1996
Electrosource, Inc.
3800B Drossett Drive
Austin TX   78744
Re:  Registration of Common Stock
Gentlemen:

      Reference is made to the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by Electrosource, Inc., a Delaware corporation (the "Company") under the Securities Act of 1933 relating to the distribution of 1,231 shares of the Common Stock, $1.00 par value ("Common Stock"), of the Company by a selling shareholder.

     The opinions expressed herein are limited in all respects to the substantive law of the State of Texas, the federal law of the United States, and, to the extent applicable, the Delaware General Corporation Law. We assume no responsibility as to the application to or effect on the opinions expressed herein of the laws of any other jurisdiction.

      We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, agreements and other instruments, certificates of officers or representatives of the Company, certifies of public officials, and other documents as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have relied upon certificates of officers of the Company where relevant facts were not independently verified or established.

     Based upon the foregoing, and subject in all respects to the qualifications and limitations set forth herein, we are of the opinion that the Common Stock to be distributed pursuant to the Registration Statement is validly issued, fully paid, and non-assessable.

     The opinions expressed herein are rendered as of the date of this opinion letter, and we expressly disclaim any obligation to advise you of any changes or new developments occurring after the date hereof that would or might affect any matters or opinions set forth herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the "Legal
Matters" section of the prospectus included therein.

                              Very Truly Yours,

                                   /s/
                              Bret Van Earp